EXHIBIT 21.1

LIST OF SUBSIDIARIES

OF

ASSOCIATED ESTATES REALTY CORPORATION

	State of	State of
Subsidiary	Incorporation	Formation

AERC Arbor, Inc.	Delaware
AERC Arrowhead Station, Inc.	Delaware
AERC Barrington, Inc.	Delaware
AERC Bay Club, Inc.	Delaware
AERC Bedford Commons, Inc.	Delaware
AERC Bennell, Inc.	Delaware
AERC Bradford, Inc.	Delaware
AERC Broker of Texas, Inc.	Texas
AERC Brook, Inc.	Delaware
AERC Campbell, Inc.	Delaware
AERC Central Park, Inc.	Delaware
AERC Christopher Wren, Inc.	Delaware
AERC Clinton, Inc.	Delaware
AERC Colony Bay, Inc.	Delaware
AERC Country Club, Inc.	Delaware
AERC Country I, Inc.	Delaware
AERC Cranberry Trust	Maryland
AERC Cypress Shores, Inc.	Delaware
AERC Falls Atlanta, Inc.	Delaware
AERC Fleet Corporation, Inc.	Delaware
AERC of Florida, Inc.	Ohio
AERC Florida Management Company, Inc.	Ohio
AERC Georgetown, Inc.	Delaware
AERC of Georgia, Inc.	Ohio
AERC Hampton Funding, Inc.	Delaware
AERC Hampton Point, Inc.	Delaware
AERC Hawthorne Hills, Inc.	Delaware
AERC Heathermoor, Inc.	Delaware
AERC KTC Properties, Inc.	Delaware
AERC Kensington Grove, Inc.	Delaware
AERC Lake Forest, Inc.	Delaware
AERC Landings, Inc.	Delaware
AERC of Maryland, Inc.	Delaware
AERC Maryland Funding, Inc.	Delaware
AERC Morgan Place, Inc.	Delaware
AERC Oak Bend, Inc.	Delaware
AERC Oaks, Inc.	Delaware
AERC Pendleton, Inc.	Delaware
AERC Pennsylvania Manager Trust, Inc.	Maryland
AERC Perimeter Lakes, Inc.	Delaware
AERC Reflections, Inc.	Delaware
AERC Reflections Funding, Inc.	Delaware
AERC Remington Place, Inc.	Delaware
AERC Saw Mill Village, Inc.	Delaware
AERC Shiloh Member, Inc.	Delaware
AERC Spring, Inc.	Delaware
AERC Sterling Park, Inc.	Delaware
AERC Summer, Inc.	Delaware
AERC of Texas, Inc.	Ohio
AERC Turnberry, Inc.	Delaware
AERC Vantage Villa, Inc.	Delaware
AERC of Virginia, Inc.	Ohio
AERC Washington Plaza, Inc.	Ohio
AERC-Watergate, Inc.	Ohio
AERC Waterstone, Inc.	Delaware
AERC Westchester, Inc.	Delaware
AERC Western Reserve, Inc.	Delaware
AERC White River, Inc.	Delaware
AERC Williamsburg, Inc.	Delaware
AERC Windsor Pines, Inc.	Delaware
Aspen Lakes - - AERC, Inc.	Michigan
Associated Estates Management Company	Ohio
Associated Estates Realty Corporation of Pennsylvania, Inc.	Ohio
Construction Distributors, Inc.	Ohio
Ellet Apartments, Inc.	Ohio
Estates Mortgage Company	Ohio
Gables Indiana, Inc.	Ohio
Gates Mills Club Housing, Inc.	Ohio
Hillwood I Apartments, Inc.	Ohio
Jennings Commons Apartments, Inc.	Ohio
Merit Enterprises, Inc.	Ohio
MIG II Realty Advisors, Inc.	Ohio
The Oaks at the Woods Company, Inc.	Ohio
PatCon, Inc.	Ohio
Puritas Place Apartments, Inc.	Ohio
Rainbow Terrace Apartments, Inc.	Ohio
Riverview Towers Apartments, Inc.	Ohio
Shaker Park Gardens II, Inc.	Ohio
Somerset West Apartments, Inc.	Ohio
State Road Apartments, Inc.	Ohio
Statesman II Apartments, Inc.	Ohio
Sutliff Apartments, Inc.	Ohio
Tallmadge Acres Apartments, Inc.	Ohio
Triangle Community Urban Redevelopment Corporation	Ohio
Twinsburg Apartments, Inc.	Ohio
Village Tower Apartments, Inc.	Ohio
West High Apartments, Inc.	Ohio

AERC Arbor Landings, LLC		Delaware
AERC Avon LLC		Delaware
AERC Central Park Place, LLC		Delaware
AERC Clinton Place, LLC		Delaware
AERC of Colorado, LLC		Colorado
AERC Country Place, LLC		Delaware
AERC Courtney Chase, LLC		Delaware
AERC DPF Georgia Ventures, LLC		Delaware
AERC DPF Phase I, LLC		Delaware
AERC PDF Phase II, LLC		Delaware
AERC Georgetown Park, LLC		Delaware
AERC of Indiana, LLC		Indiana
AERC Landings at Preserve, LLC		Delaware
AERC of Michigan, LLC		Ohio
AERC of NC, LLC		Delaware
AERC Oaks Hampton, LLC		Delaware
AERC Spring Brook, LLC		Delaware
AERC Spring Valley, LLC		Delaware
AERC Steeplechase, LLC		Delaware
AERC Summer Ridge, LLC		Delaware
AERC Waterstone, LLC		Delaware
AERC White River, LLC		Delaware
Spring Valley Apartments, LLC		Michigan

G:\2004_10K\subsiex.wpd